Exhibit 99.2

Ameris Bancorp 1 st Quarter 2019 Results Investor Presentation

This presentation contains forward - looking statements, as defined by federal securities laws, including, among other forward - looking statements, certain plans, expectations and goals, and including statements about the benefits of the proposed merger between Ameris Bancorp (“Ameris”) and Fidelity Southern Corporation (“Fidelity”). Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward - looking statements. The forward - looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward - looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Factors that could cause or contribute to such differences include, without limitation, the following: the parties’ ability to consummate the proposed merger or satisfy the conditions to the completion of the proposed merger, including, without limitation, the receipt of required shareholder and regulatory approvals, on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed merger; the businesses of Ameris and Fidelity may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the proposed merger may not be fully realized within the expected timeframes; disruption from the proposed merger may make it more difficult to maintain relationships with customers, employees or others; diversion of management time to merger - related issues; dilution caused by Ameris’s issuance of additional shares of its common stock in connection with the proposed merger; general competitive, economic, political and market conditions and fluctuations, including, without limitation, movements in interest rates; competitive pressures on product pricing and services; and success and timing of other business strategies. For a discussion of some of the other risks and other factors that may cause such forward - looking statements to differ materially from actual results, please refer to Ameris’s and Fidelity’s filings with the Securities and Exchange Commission (the “SEC”), including Ameris’s Annual Report on Form 10 - K for the year ended December 31, 2018 and its subsequently filed Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K, and Fidelity’s Annual Report on Form 10 - K for the year ended December 31, 2018 and its subsequently filed Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K. Forward - looking statements speak only as of the date they are made, and neither Ameris nor Fidelity undertakes any obligation to update or revise forward - looking statements. Cautionary Statements 2

Additional Information and Where to Find It Ameris has filed a registration statement on Form S - 4 (Registration Statement No. 333 - 229626) with the SEC to register the shares of Ameris common stock that will be issued to Fidelity’s shareholders in connection with the proposed merger transaction. The registration statement includes a joint proxy statement/prospectus and other relevant materials in connection with the transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC on its website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by Ameris on its website at http://www.AmerisBank.com and by Fidelity on its website at www.FidelitySouthern.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and security holders of Ameris and Fidelity are urged to read carefully the entire registration statement and joint proxy statement/prospectus because it contains important information about the proposed merger transaction. Free copies of this document may be obtained as described above. Participants in the Merger Solicitation Ameris and Fidelity, and certain of their respective directors, executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from Ameris’s shareholders and Fidelity’s shareholders in respect of the proposed merger transaction. Information regarding the directors and executive officers of Ameris and Fidelity and other persons who may be deemed participants in the solicitation of Ameris’s shareholders and Fidelity’s shareholders has been included in the joint proxy statement/prospectus for Ameris’s meeting of shareholders and Fidelity’s meeting of shareholders, which was filed by Ameris with the SEC on March 25, 2019. Information about Ameris’s directors and executive officers and their ownership of Ameris common stock can also be found in Ameris’s definitive proxy statement in connection with its 2019 annual meeting of shareholders, as filed with the SEC on April 1, 2019, and other documents subsequently filed by Ameris with the SEC. Information about Fidelity’s directors and executive officers and their ownership of Fidelity common stock can also be found in Fidelity’s Annual Report on Form 10 - K, as filed with the SEC on March 13, 2019, and other documents subsequently filed by Fidelity with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the proposed merger transaction filed with the SEC when they become available. Additional Information 3

• Focused management team on producing top quartile results ( 1 . 51 % Adjusted ROA + 18 . 82 % Adjusted ROTCE in 1 Q 2019 ) • Managed zero rate sensitivity in 2018 despite 45 % growth in total assets and intense pressure on deposit costs • 1 Q 19 margin (excluding accretion) expanded to 3 . 83% , up from 3 . 75 % in 4 Q 18 • Strong, attractive Southeastern markets and attractive LOBs give us the ability to safely grow at a rapid pace • Multiple earnings catalysts announced and implemented for 2019 earnings goals • Growth prospects for TBV and Capital levels are very attractive . Consensus TBV at Dec 2019 is $ 22 . 52 per share, an increase of 19% • CRE concentrations are moderate and forecasted to decline . Favorable ratios give the company room to grow in 2019 The Ameris Bancorp Story Top of Class Operating Results Leader in M&A in the Southeast • Recently announced acquisition of Fidelity Southern Corporation (LION), which will increase assets by $ 4 . 7 billion – expected to close second quarter of 2019 • Safe M&A strategy for our investors - Willing to pass on deals that do not fit our proven financial equation, to include meaningful EPS accretion, simple and reliable strategies that deliver promised economics to our top of class operating results • Successfully integrated acquisitions, including 3 deals in 2018 with $ 3 . 1 billion in new assets 4

Clear Path to Future Increase in EPS Confidence in 2019 financial expectations: • Maintain margin through funding expertise, capacity and better mix • High single - digit balance sheet growth in strong economic times; able to dial back if necessary in downturns to protect credit and balance sheet • Reliable and profitable growth in all segments of loan production • $20 million of operating efficiencies announced (to include data processing, branch realignment, etc.) • Growing pipelines in Orlando and Atlanta as 2018 acquisitions should provide additional growth • Cost savings from Fidelity Southern acquisition identified to be fully implemented by 2020 5

Investment Rationale Organic Growth Opportunities • Historically top quartile return on assets (> 1 . 50 % in 1 Q 19 ) • Strong ROTCE’s that support organic and M&A growth (over 18 % in 1 Q 19 ) • Catalysts already identified that are expected to drive efficiency ratio to 50 % over next 12 months Operating Performance Valuation • Material discount on earnings relative to Southeastern peer group suggests material upside and rare buying opportunity : – Current Price of $ 35 . 79 (1) is 8 . 7 x consensus estimates – Price to TBV of 1 . 81 x ; Price to consensus EOY 2019 TBV of 1 . 59 x – Expansion in multiples is likely as 2019 financial results and earnings are realized (1) Most recent closing price on April 17 , 2019 • Organic diversified growth opportunities while protecting credit in an economic downturn • Recently merged teams have settled into the Ameris culture and are gaining momentum • Loan production is strong ; offset by early payoffs • Competition for deposits is brisk ; however, we grew noninterest bearing deposits over 9 % in 1 Q 19 6

1 st Quarter 2019 Financial Results

Earnings Summary – Adjusted Basis 8 Quarter to Date Results 1Q19 1Q18 Change Operating Earnings $ 42,587 $ 27,780 53% Earnings Per Share $ 0.90 $ 0.73 23% Return on Assets 1.51% 1.44% 5% Return on TCE 18.82% 17.09% 10% NIM (net of accretion) 3.83% 3.84% - Efficiency Ratio 55.12% 59.95% - 8% Net Overhead Ratio 1.47% 1.62% - 9% (dollars in thousands, except per share data)

1Q 2019 Operating Highlights • Growth in adjusted net earnings of 53.3% compared with 1Q 2018 • Growth in adjusted EPS of 23% compared with 1Q18 • Adjusted efficiency ratio of 55.12% compared with 54.10% in 4Q18 and 59.95% in 1Q18 • Adjusted ROA of 1.51%, compared with 1.61% in 4Q18 and 1.44% in 1Q18 • Adjusted ROTCE of 18.82%, compared with 20.95% in 4Q18 and 17.09% in 1Q18 • Net Interest Margin (excluding accretion) of 3.83%, compared with 3.75% in 4Q18 • Total revenue of $130.2 million, growth of 36.6% compared with 1Q 2018 • Increase in TBV of $0.90 per share to $19.73 per share compared with $18.83 at the end of 4Q 2018 (Includes dividends and OCI impact) • Legacy non - performing assets declined to 0.23% of total assets, compared with 0.26% at December 31, 2018 9

Operating Highlights (Dollars in thousands) (1) Adjusted operating expenses exclude merger related charges, restructuring charges, financial impact of hurricanes and loss on sale of premises (2) Adjusted efficiency ratio is Adjusted operating Expenses divided by Net Interest Income (TE) and Non - Interest Income, excluding gain/loss on securities 10 1Q19 1Q18 Asset Growth 212,760 166,625 Asset Growth Rate 7.54% 8.60% Organic Loan Growth (17,404) 153,775 Organic Loan Growth Rate - 0.85% 10.81% Total Revenue 130,166 95,265 Total Revenue Growth 36.64% 10.39% Adjusted Operating Expenses (1) 72,293 57,680 Adjusted OPEX Growth 25.33% 10.08% Adjusted Efficiency (2) 55.12% 59.95% Legacy NPAs / Assets 0.23% 0.33% Credit Related Costs 4,319 2,350

Total Revenue Spread Revenues • Stable average earning assets from 4Q18 to 1Q19; $3.10 billion, or 43.0%, growth in average earning assets from 1Q18 to 1Q19 • Increasing margin despite competitive rate environment • Margin (excluding accretion) of 3.83% in 1Q19, compared with 3.75% in 4Q18 Non - Interest Income • Mortgage revenue – increased $1.9 million, or 16.2%, in 1Q19 compared with 1Q18. Gain on sale margins improved with similar production levels • Service charges – increased $1.4 million, or 13.9%, in 1Q19, compared with 1Q18, due to acquisitions completed during 2018 • SBA revenues – increased 22.8% over 1Q18 due to increased volume of sold loans and stable premium on sale when compared to 1Q18. 11

Net Interest Margin Spread Income and Margin: • Average earning assets were stable, yet we had growth in spread income of $1.0 million due to improvement in margin • Margin (excluding accretion) higher by 8bps in the first quarter due to higher loan yields and deposit mix. – Loan yields (excluding accretion) improved by 22bps – Deposit costs increased by 13bps – Growth in noninterest bearing deposits outpaced total deposit growth such that noninterest bearing deposits are over 28% of total deposits at quarter end Accretion income a small part of our revenues: • 2.2% of revenue in 1Q19 • 2.6% of revenue in 2018 • 2.9% of revenue in 2017 • 4.3% of revenue in 2016 Stable margins over the entire rate cycle. Loan Production Details Period Fixed Rate Variable Rate Total 1Q19 264.3 5.29% 349.2 6.15% 613.5 5.78% 4Q18 234.5 5.40% 370.3 5.96% 604.9 5.74% 3Q18 201.2 5.37% 266.3 5.62% 467.5 5.51% $59.3 $61.9 $65.9 $69.4 $68.3 $74.3 $96.5 $96.6 $97.6 3.79% 3.77% 3.80% 3.82% 3.84% 3.81% 3.77% 3.75% 3.83% 3.00% 3.50% 4.00% 4.50% 5.00% $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 $100.0 1Q 17 2Q 17 3Q 17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 Net Interest Income (TE) before Accretion (in millions) 12

Expenses – 1Q19 • Slight increase in 1 Q 19 core operating expenses at the Bank due to payroll taxes ( 1 Q annual payroll tax seasonality) • Slight decrease in 1 Q 19 adjusted operating expenses in the lines of business as we stabilized costs in our retail mortgage division, after new hiring in 4 Q 18 • Continue to drive expense control behaviors throughout the Company and look for efficiencies in our administrative functions 1 – Adjusted operating expenses exclude merger and conversion costs, executive retirement benefits, restructuring charges related to branch consolidation plan, compliance resolution expenses, financial impact of hurricanes and loss on sale of premises. OPEX Highlights: Steady, Adjusted Operating Expenses (1) 13 $16.6 $15.6 $14.2 $18.5 $17.3 $18.0 $15.7 $41.9 $42.5 $43.5 $43.8 $53.6 $52.9 $56.6 0.0 25.0 50.0 75.0 100.0 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q18 1Q 19 Adjusted Operating Expenses (in millions) LOBs Banking

Capital and TBV – 1Q19 • Historically, consistent growth in TBV • TBV increased $0.90 in 1Q19 Consistent Growth in TBV • TCE / TA at quarter end of 8.46%, up from 8.22% at end of 4Q18 • Excluding OCI changes, expect 20bps of TCE growth per quarter • 1Q 2019 Adjusted ROTCE of 18.82% • Normalized ROTCE in the range of 17% - 19% for 2019 Steady Capital Levels Support Growth Rate 14 $17.24 $17.78 $17.86 $16.90 $17.12 $17.78 $18.83 $19.73 $22.52 $10.00 $12.50 $15.00 $17.50 $20.00 $22.50 $25.00 2Q 17 3Q 17 4Q 17 1Q 18 2Q18 3Q18 4Q18 1Q19 Proj 4Q19 Tangible Book Value Projected TBV uses consensus estimates less $0.40 per year of common dividends.

Credit Quality and Loan Diversification

Diversified Loan Portfolio 1Q19 Loan Portfolio • Largest category of loans < 24% of total – well diversified Mortgage loans & HELOCs • Participations purchased only 1% of total loans • Average loan size = $81,000 (all loan types) • < 10% of total loans in Construction or A&D • CRE and C&D concentrations are 246% and 76%, respectively at 1Q19 • Credit Admin Management consists of CCO, SCO and six Regional Credit Officers. Collectively, they have 70 years with Ameris and 256 years of banking experience • Additional credit support teams specifically for RRE construction management, CRE underwriting, agriculture lending and municipal loans. 16 Agriculture 2.3% C&I 16.6% Municipal 6.8% Consumer 5.1% Investor CRE 20.0% Owner Occupied CRE 11.9% AC&D 9.7% Multi - Family 4.1% SFR Mortgage 23.5%

Portfolio Changes Since 2008 Loan Portfolio - 2008 Loan Portfolio – 1Q19 • New SFR Mortgage loans primarily retail production from Mortgage Division, which underwrites to Secondary Market standards • Greater diversification in C&I, Municipal and Consumer loans • Concentration of AC&D loans approximately one - half of YE08 level • Ratio of land/lots vs construction improved from 51/49 at YE08 to 22/78 in 1Q19 17 Agriculture 9.1% C&I 8.3% Municipal 0.7% Consumer 3.1% Investor CRE 17.5% Owner Occupied CRE 15.8% AC&D 20.2% Multi - Family 2.2% SFR Mortgage 23.3% Agriculture 2.3% C&I 16.6% Municipal 6.8% Consumer 5.1% Investor CRE 20.0% Owner Occupied CRE 11.9% AC&D 9.7% Multi - Family 4.1% SFR Mortgage 23.5%

Diversified Loan Portfolio 18 Relationship Groupings Total Committed Exposure (MM's) % of Total Portfolio Top 25 Relationships 866.9 $ 14.6% Top 50 Relationships 1,403.7 $ 23.6% Top 100 Relationships 2,142.3 $ 36.0 % Top 250 Relationships 3,352.8 $ 56.3 % Top 300 Relationships 3,604.2 $ 60.5 % Individual Groupings Total Committed Exposure (MM's) Largest Relationship 48.8 $ 10th Largest 35.8 $ 50th Largest 18.8 $ 100th Largest 12.1 $ 200th Largest 6.7 $ 300th Largest 4.6 $ $48.8 $18.8 $12.1 $9.0 $6.7 $5.5 $4.6 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 1 50 100 150 200 250 300 Relative Size of our Top 300 Relationships (MM's)

2.17% 1.09% 0.85% 0.68% 0.55% 0.54% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 $100.0 2014 2015 2016 2017 2018 1Q19 NPL-Legacy NPL-Purchased NPL-90+ DPD OREO-Legacy OREO-Purchased NPA / Total Assets Non - Performing Asset Trend • Non - Performing Assets have decreased from $87.5 million at YE14 to $62.2 million at 1Q19 (29% reduction) • As a % of Total Assets, NPAs declined from 2.17% at YE14 to 0.54% at 1Q19 19 • Ameris has completed five acquisitions since YE14 resulting in an increase in Total Assets from $4.0B to $11.6B

Investor CRE Loans • 70% of CRE assets are concentrated in Atlanta, Jacksonville, Orlando, Tampa, Tallahassee, Columbia, Savannah and Charleston MSAs • At 1Q19, Past Due and Nonaccrual loans totaled 17 bps and 30 bps, respectively. 20 Loan Type Outstanding Balance (MM's) % NPL % PD Avg Loan Size Office $ 522.1 0.06% 0.11% $ 1,085.4 Retail (inc Single - Tenant) $ 380.3 0.10% 0.02% $ 817.8 Multi - Family $ 353.9 0.07% 0.05% $ 1,726.4 Warehouse / Industrial $ 281.3 0.09% 0.02% $ 855.1 Hotels / Motels $ 229.9 0.11% 0.78% $ 2,109.4 Strip Center, Non - Anchored $ 216.6 0.00% 0.00% $ 1,640.7 RRE Construction - Spec $ 206.7 0.00% 0.00% $ 222.8 Strip Center, Anchored $ 201.9 0.00% 0.00% $ 3,481.4 RRE Construction - Pre - Sold $ 148.1 0.00% 0.14% $ 208.3 Misc. CRE (ALF, Church, etc) $ 144.3 0.00% 0.15% $ 1,443.4 All Other Types $ 222.7 3.24% 0.89% $ 175.2 $ 2,907.8 0.30% 0.17% $ 610.9 Investor CRE 20.0% AC&D 9.7% Multi - Family 4.1%

• Largest segment is US Premium Finance at $533.7 million • Rolling 12 - month production = $1.1 billion • Weighted avg down payment = 20.2% • Weighted avg # installments = 9.9 • Remaining agency loans = $11.0 million • Mortgage Warehouse Division funded $4.5 billion of loans in 2018 and $1.1B in 1Q19 – 26% increase over 1Q18 • Total approved guidance lines = $773.5 million • Average days on line = 20 days • No losses in 2017, 2018 and 1Q19 • Corporate Finance Group total commitments = $151.5 million • Provides LOCs to Auto - and Consumer - Finance Companies C & I Loans Lending Division Balance (in millions) % Portfolio % Nonaccruing Average Loan Size (in thousands) US Premium Finance $533.7 37.4% 0.64% $16.8 Mortgage Warehouse / MSR $302.0 21.1% 0.00% $368.0 Ameris Equipment Finance $120.3 8.4% 0.00% $257.8 Corporate Finance Group $121.1 8.5% 1.73% $3,530.5 Other C&I Loans $350.8 24.6% 0.79% $100.3 Totals $1,427.9 0.57% 21 C & I Loans 16.6%

Mortgage Loans • Portfolio Loans consist of: • Legacy - $785.6 million • Mortgage division - $833.1 million • Purchase mortgage pools - $244.5 million • Home Equity LOCs - $165.2 million • Mortgage division production is underwritten to secondary market standards, as follows: 22 3Q18 4Q18 1Q19 Net Production $44.4MM $94.1MM $41.5MM Avg DTI 35.9% 36.1% 36.2% Avg LTV 81.1% 81.1% 81.2% Avg FICO 726 725 723 Overall Past Due 2.71% 2.07% 2.04% Overall Non - Performing 1.10% 0.41% 0.43% SFR Mortgage 23.5%

Update on Acquisition of Fidelity Southern Corporation

The Importance of Fidelity Why Is Fidelity So Impactful On Our Future: • The acquisition is our pathway to $20 billion asset size with no change in current operating ratios • We project high single digit EPS accretion without any revenue synergies included; Pathway to these economics centered in areas with low execution risk • We will be the top proforma bank (excluding super regionals) in Atlanta, the most disrupted banking market in the US, due to recent acquisition announcements • Fidelity’s loan portfolio is concentrated in assets that significantly out - performed in past economic downturns • Deposit costs at Fidelity are 12% less than our peer group • Tangible book value earn back was conservatively projected at 2.5 years – likely to be much faster • The acquisition materially increases our profile in major US MSAs (Atlanta, Orlando, Tampa), impacting our franchise value and our long - term growth rates • Depth of management team is expanded with Fidelity leadership joining strategically with Ameris leadership 24

6 Steps to a Successful Integration of LION • Identifying and realizing our cost savings while preserving our culture and production capabilities (identified 100.6% of our announced $92 million in cost savings) • Building a commercial banking powerhouse through additional recruiting and product refinement. (exhaustive recruiting efforts working 20 commercial bankers close to the finish line) • Perfecting an image for our Company that positions us as the ideal choice for virtually any consumer or commercial customer. (brand and marketing efforts aligning for rollout starting with legal close through conversion in November 2019) • Integrating our mortgage teams together with limited impact on mortgage bankers and production capabilities. (announcements regarding management structure and back room support achieve our cost savings and materially protect banker compensation and incentives) • Methodically moving out of indirect portfolio into traditional commercial assets. (servicing and production winding down allowing us to re - invest in commercial assets at a safe and attractive pace) • Execute a near - perfect conversion that causes no disruption in the kind of service we provide. (building significant expertise in our staff, improving our product offering and identifying customer touch points where we can exceed expectations) 25

Timing Update • Announced pending merger on December 17, 2018 • Expected to close in the 2 nd Quarter of 2019 – pending regulatory and shareholder approvals • Data and system conversion scheduled for November 2019 • Systems will be fully integrated by end of year 2019 • Cost saves will be realized full year 2020 26

Combined Leadership Strength The acquisition of Fidelity Southern Corporation strengthens our leadership: • Combined bank will be led by Dennis Zember and Palmer Proctor – Dennis J. Zember Jr. – Vice Chairman and CEO, Ameris Bancorp – H. Palmer Proctor Jr. – President, Ameris Bancorp / CEO, Ameris Bank – Lawton E. Bassett, III – President, Ameris Bank – Nicole S. Stokes – CFO, Ameris Bancorp / Ameris Bank – Remaining executive team of ABCB stays the same • Combined board will have 14 members – 9ABCB / 5 LION – James B. Miller Jr. – Executive Chairman – Daniel B. Jeter – Lead Independent Director • Ameris Bank Charter in Atlanta, Georgia 27

Transaction Rationale of Fidelity Merger • Strategic Rationale – Extremely valuable low - cost core deposit base, 25% less expensive than Ameris Bank’s – Reinforces our position as the premier banking franchise in the Southeast with one of the most recognizable brands – Further de - risks our balance sheet with core funding and a loan portfolio that outperformed in past down cycles • Financially Attractive – Mid single digit accretion with fully phased in cost saves – Less than 3% dilution to tangible book value per share earned back within approximately 2.5 years – Pro forma capital ratios remain “well - capitalized” – Revenue synergies identified but not included • Low Risk – Thorough due diligence process – Significant work already underway on integration planning – Management collaboration and continuity helps to lower execution risk – Economics achieved through balance sheet restructure and cost savings, both areas where we have had success 28

Proforma Company with Fidelity 29 Pro Forma Footprint Pro Forma Financial Highlights Pro Forma Deposits by Region Atlanta MSA 36% Florida 27% Other 37% 75 85 85 75 20 16 95 10 75 4 95 Note: Data as of or for the three months ended September 30, 2018. (1) Excludes purchase accounting adjustments. (2) Calculated using ABCB closing stock price of $34.02 as of December 14, 2018. Source: S&P Global Market Intelligence. ABCB Branches (125) LION Branches (70) Assets $16.2 B Loans 12.7 Deposits 13.2 Branches 195 Market Cap $2.5 B

Agriculture 1.7% C&I 13.2% Municipal 4.8% Consumer 15.6% Investor CRE 17.6% Owner Occupied CRE 11.8% AC&D 9.4% Multi - Family 2.9% SFR Mortgage 23.0% Proforma Loan Portfolio with Fidelity Ameris Bank Fidelity Bank Combined Bank 30 Agriculture 2.3% C&I 16.6% Municipal 6.8% Consumer 5.1% Investor CRE 20.0% Owner Occupied CRE 11.9% AC&D 9.7% Multi - Family 4.1% SFR Mortgage 23.5% Agriculture 0.2% C&I 5.4% Municipal 0.0% Consumer 40.1% Investor CRE 11.9% Owner Occupied CRE 11.6% AC&D , 8.9% Multi - Family 0.1% SFR Mortgage 21.8%

Ameris Bancorp Press Release & Financial Highlights March 31, 2019